Exhibit 99.1

Ampio Pharmaceuticals Announces Reverse Stock Split

ENGLEWOOD, Colo., August 31, 2023 /PRNewswire/ – Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) (the “Company”) today announced that its Board of Directors has approved a 20-to-1 reverse stock split of the Company’s common stock. The reverse stock split will become effective at 4:01pm ET on September 11, 2023. The Company’s common stock is expected to begin trading on a split-adjusted basis on the NYSE American under the same symbol AMPE when the market opens on September 12, 2023 with the new CUSIP number 03209T307.

The reverse stock split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting, held on July 27, 2023, with a ratio not to exceed 20-to-1. As a result of the reverse stock split, every 20 shares of the Company’s common stock issued and outstanding will be automatically reclassified into one share of common stock, with no change in the $0.0001 par value per share. Holders of fractional shares will be entitled to receive the number of shares rounded up to the next whole number.

The reverse stock split is being effected after the Board of Director’s consideration of a variety of factors, including the current trading price of the Company’s common stock and the NYSE American continued listing requirements. The Company does not expect the reverse stock split to impact its current or future business operations.

All outstanding stock options, warrants, and equity incentive plans will be proportionately affected with the exception of the reserve for future issuance of 1,200,000 shares of common stock under the 2023 Stock and Incentive Plan which will not be subject to adjustment. The exercise prices of the outstanding stock options, warrants, and equity incentive plans will be adjusted in accordance with their respective terms. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of the Company’s shares with the exception of those holders of fractional shares.

Equiniti Trust Company (“Equiniti”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Equiniti will provide instructions to stockholders with physical certificates regarding the process for exchanging their certificates for split-adjusted shares into “book-entry form” and receiving adjustment for fractional shares, if any. Those stockholders with common stock in “street name” will receive instructions from their brokers.

Caution Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this letter, including statements regarding our anticipated future clinical developments, future financial position, and plans and objectives of management for future operations, are forward-looking statements. Words such as “may”, “will”, “should”, “forecast”, “could”, “expect”, “suggest”, “believe”, “estimate”, “continue”, “anticipate”, “intend”, “ongoing”, “opportunity”, “potential”, “predicts”, “seek”, “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology, typically identify forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties including: we are dependent on the success of our OA-20X program and we cannot be certain that any preclinical data will support its further development; there can be no assurance that we will be successful in identifying or completing any strategic alternative or that any such strategic alternative will yield value for our stockholders; we may not be able to manage third parties to provide timely, high quality, and cost-effective services to us; our history of losses and our cash resources available to execute our business plan over the next twelve months raise substantial doubt about our ability to continue as a going concern; we are involved in legal proceedings that likely will adversely affect our financial position and our pursuit of strategic alternatives; we may need additional capital to fund our future operations, the development of the OA-20X program and any strategic transaction; we are dependent on adequate protection of our patent and proprietary rights; the price of our stock has been and may continue to be extremely volatile; if we cannot continue to satisfy the NYSE American continued listing requirements and rules, our securities may be delisted, which could negatively impact the price of our securities; and other risks described in “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic reports filed with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

For more information, contact:

Ampio Pharmaceuticals, Inc.

Michael Martino

Chief Executive Officer

mmartino@ampiopharma.com